UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2012, ABE Fairmont, LLC, a wholly-owned subsidiary of Advanced BioEnergy, LLC, (the “Company”) entered into several amendments and supplements (“Amendments”) to the Master Loan Agreement, dated April 7, 2011, covering the credit facility with its senior lender. These Amendments are as follows:

•	Amendment dated August 31, 2012 to the Master Loan Agreement dated April 7, 2011 between Farm Credit Services of America, FLCA, Farm Credit Services of America, PCA, and ABE Fairmont, LLC.

•	Monitored Revolving Credit Supplement dated August 31, 2012 to the Master Loan Agreement dated April 7, 2011 between Farm Credit Services of America, PCA and ABE Fairmont, LLC.

•	Multiple Advance Term Loan Supplement dated August 31, 2012 to the Master Loan Agreement dated April 7, 2011 between Farm Credit Services of America, FLCA and ABE Fairmont, LLC.

•	Revolving Credit Supplement (Letters of Credit) dated August 31, 2012 to the Master Loan Agreement dated April 7, 2011, between Farm Credit Services of America, PCA and ABE Fairmont, LLC.

ABE Fairmont has experienced a decrease in working capital since its last fiscal year end, due to a required cash sweep payment of $6.5 million to its senior lender, allowable cash distributions to its parent of $3.8 million, and a deterioration of its operating margins in the third quarter of 2012 resulting from fluctuations in commodity prices. As a result, ABE Fairmont was not in compliance with its minimum working capital requirement beginning in July 2012. ABE Fairmont received a waiver of this covenant violation from its senior lender in August 2012.

The Amendments reduced ABE Fairmont’s minimum working capital requirement from $10.0 million to $7.5 million, required the Company to inject $0.6 million of capital into ABE Fairmont, and increased ABE Fairmont’s maximum limit on fixed asset purchases for fiscal 2012 and 2013. In addition, ABE Fairmont was allowed to defer its $2.6 million principal payment in August 2012 and one-half of its $2.6 million principal payment in November 2012 to enable ABE Fairmont to work through a continued difficult margin environment. Normal principal payments of $2.6 million per quarter will resume in February 2013. ABE Fairmont also increased its seasonal line of credit from $4.0 million to $6.0 million for the purpose of funding receivables and inventory.

Under the Amendments, ABE Fairmont is not permitted to declare or pay any dividends to the Company for fiscal 2012, and beginning in fiscal 2013, may declare a distribution to the Company of up to 30% of net income for the year calculated in accordance with generally accepted accounting principles, provided it remains in compliance with all other loan covenants, terms and conditions.

ABE Fairmont also reduced its revolving credit facility for financing third-party letters of credit from $911,000 to $500,000, and extended the facility to September 2014. In September 2012, the senior lender issued a new letter of credit in connection with an ABE Fairmont rail car lease, thereby fully utilizing the available letter of credit financing.

The Company will file copies of these agreements with Form 10-K for the year ended September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and
Chief Financial Officer

Date: September 7, 2012